EXHIBIT 10.79

                                                                                ☐            Employee’s Copy

                                                                                ☐            Company’s Copy

MANUGISTICS GROUP, INC.
EMPLOYMENT AGREEMENT AMENDMENT

To Joseph L. Cowan:

Manugistics Group, Inc., a Delaware corporation (the “Company”), and you are hereby entering into an amendment to your employment agreement with the Company dated July 21, 2004 and amended on September 23, 2005 (the “Employment Agreement”). Except as set forth below, your Employment Agreement remains in full force and effect.

Compensation

Fringe Benefits                     The Company will also provide you with or, at your election, reimburse you for, the following:

…

A housing allowance with respect to an executive-level apartment until the earliest of (i) the date you purchase a residence within commuting distance of the Company, (ii) July 21, 2006, or (iii) thirty (30) days after your last day of employment with the Company, ….

If you accept the terms of this Agreement, please sign in the space indicated below.   We encourage you to consult with any advisors you choose to help you understand your obligations under this Agreement.

Signatures on Page Following

Manugistics Group, Inc.

By:	/s/ Timothy T. Smith
Name:	Timothy T. Smith
Title:	Senior Vice President & General Counsel

I accept and agree to the terms of employment set forth in this Agreement:

/s/ Joseph L. Cowan
Joseph L. Cowan

Dated: April 23, 2006